HUDSON UNITED BANCORP

                                      PROXY

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                           Wednesday, August 23, 2000

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



         The undersigned hereby appoints
___________________________________________________  and each of them, as Proxy, each with full power of substitution, to vote all of the stock of Hudson United Bancorp standing in the undersigned's name at the Annual Meeting of Shareholders of Hudson United Bancorp to be held at The Yankee Silversmith Inn, 1033 North Colony Road, Route Five, Wallingford Connecticut, 06492, on Wednesday August 23 2000 at 9:00 a.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

      This proxy will be voted as specified below. If no choice is specified, the proxy will be voted FOR the election of the 4 nominees for director listed in the Proxy Statement and AGAINST the Shareholder Proposal.

      Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually.

      To Vote By Mail
      ---------------
      Please date, sign, and mail your proxy card in the envelope provided as soon as possible.

      To Vote By Telephone (Touch-Tone Phone Only)
      --------------------------------------------
      Please call toll-free _______________ and follow the instructions. Have your control number and the proxy card available when you call.

      To Vote By Internet
      -------------------
      Please access the web page at _______________ and follow the on-screen instructions. Have your control number and the proxy card available when you access the web page.

      YOUR CONTROL NUMBER IS -------------------->


                               (see reverse side)

1.    ELECTION OF 4 DIRECTORS -
      Management Recommends a Vote FOR the Nominees Listed Below

      / / FOR the nominees listed below (except as marked to the contrary below):

      /   /       FOR ALL nominees except:
      -----
                  (Instructions:   To  withhold  authority  to  vote  for  any
                  individual  nominee(s)  write  that
                  nominee's name on the above line.)

      /   /       WITHHOLD AUTHORITY to vote for all nominees listed below
      -----

  Robert J. Burke, Donald P. Calcagnini, Charles F.X. Poggi, and David A. Rosow

2.    THE SHAREHOLDER PROPOSAL
      Management Recommends a Vote AGAINST the Shareholder Proposal

      /   /       FOR the Shareholder Proposal.
      -----

      /   /       AGAINST the Shareholder Proposal..
      -----

      /   /       WITHHOLD AUTHORITY to vote for the Shareholder Proposal..
      -----

3. In their discretion, upon such other matters as may properly come before the meeting.

                                      Dated:  ________________, 2000

                                      ---------------------------
                                      Signature

                                      ---------------------------
                                      Signature

     (Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)

                      PLEASE DATE, SIGN AND RETURN PROMPTLY